Exhibit 10.1

AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

Borrower:	Advanced Life Sciences, Inc.	Lender:	The Leaders Bank
	1440 Davey Road		2001 York Road, Suite 150
	Woodridge, IL 60517		Oak Brook, IL 60523

THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT, dated October 23, 2008, is made and executed by and between ADVANCED LIFE SCIENCES, INC., an Illinois corporation (“Borrower”) and THE LEADERS BANK (“Lender”).

RECITALS

This Amended and Restated Loan and Security Agreement amends and restates in its entirety that certain Business Loan Agreement, dated April 18, 2006, by and between the Borrower and the Lender.  Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.  Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

ACCORDINGLY, in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby agree as follows:

AGREEMENT

TERM.  This Agreement shall be effective as of October 23, 2008, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY.  The following persons currently are authorized to request Advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority: John L. Flavin, Michael T. Flavin, and Michael J. Cogan.

CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan and such documents shall be in full force and effect:  (1) the Note; (2); Parent’s Guaranty (3) Borrower’s Security Agreement; (4) Parent’s Security Agreement; (5) Parent’s Pledge Agreement; (6) ALS Pledge Agreement; (7) Borrower’s Collateral Assignment of Patents; (8) Flavin’s Personal Undertaking; (9) Landlord’s Estoppel Certificate; (10) Borrower’s Agreement to Provide Insurance; (11) Parent’s Agreement to Provide Insurance; (12) financing statements and all other documents perfecting Lender’s Security Interests; and (13) evidence of insurance as required below; together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization.  Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.  Borrower shall have caused its counsel and counsel to its Parent to deliver an opinion letter with respect to the transactions contemplated herein, in form and substance satisfactory to Lender and Lender’s counsel.

Payment of Fees and Expenses.  Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.  Borrower shall cause Parent to issue to Lender or its designee warrants representing 65,000 shares of Parent’s common stock, in form and substance satisfactory to Lender and Lender’s counsel.

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan and at all times any Indebtedness exists:

Organization.  Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Illinois.  Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business.  Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Borrower maintains an office at 1440 Davey Drive, Woodridge, IL 60517 (the “Principal Office”).  Unless Borrower has designated otherwise in writing, the Principal Office is the office at which Borrower keeps its books and records, including its records concerning the Collateral.  Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name.  Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Ownership.  Borrower owns all of the Borrower’s Collateral clear of all liens, claims, interests and encumbrances (except for Permitted Liens).  Borrower is the owner of all of the Patents and such Patents are all of the patents that are part of Borrower’s business.  Parent does not have any ownership interest in nor contractual or other right to such Patents or any other patents.  Parent owns one hundred percent (100%) of the equity interests of Borrower, and Borrower has not and will not issue any additional capital stock whether pursuant to warrants, options or otherwise.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.  Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization.  Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower’s articles of incorporation, bylaws or any agreement or other instrument binding upon Borrower, or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information.  Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, a legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for properly tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties.  All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that:  (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral; (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral, and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all, Environmental Laws.  Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may reasonably deem appropriate to determine compliance of the Collateral with this section of the, Agreement.  Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranty contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances.  Borrower hereby (i) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (ii) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral.  The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided,

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.   Borrower will not cause nor permit any lien, claim, interest or encumbrance on the Collateral that would adversely affect or take priority over the Lender’s Security Interests.  At all times, Borrower shall take all actions necessary to ensure that Lender will have a first priority Security Interest on the Collateral.

Binding Effect.  This Agreement, the Note, all Security Agreements (if any) and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Key Contracts and SEDA.  Borrower has provided to Lender true, correct and complete copies of Borrower’s Key Contracts and the SEDA and, if executed in the future, Borrower will provided to Lender true, correct and complete copies of any amendments, modifications or other changes thereto.  Borrower’s Key Contracts and the SEDA currently are and at all times shall be in full force and effect and Borrower is not in default thereunder.  The funds and proceeds received by the Borrower and/or Parent pursuant to the SEDA may be used to repay the Loans, and such repayment is permitted without restriction or limitation under the terms and conditions of the SEDA.

SEC Reporting.  All of the information and reports filed by the Parent with the United States Securities and Exchange Commission and/or any other governmental authority shall be true and accurate and shall not be misleading in any material respect.  The Parent shall comply with all applicable securities laws and rules.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s or Parent’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower, Parent or any Guarantor which could materially affect the financial condition of Borrower, the financial condition of Parent or the financial condition of Guarantor.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements.  Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Additional information.  Furnish such additional information and statements, as Lender may request from time to time.

Insurance.  Maintain fire and other risk insurance, public liability insurance and such other insurance as Lender may require with respect to Borrower’s and/or Parent’s properties and operations, in form, amounts, coverages and with insurance companies, acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or Parent or any other person. In connection with all policies covering assets in which Lender holds or is offered a Security Interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.  In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.  The cost of such appraisal shall be paid by Borrower.

Other Agreements.  Comply with all terms and conditions of all other agreements in all material respects, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds.  Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.

Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender.  Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel, provide written notice to Lender of any change in executive and management personnel, and conduct its business affairs in a reasonable and prudent manner.

Environmental Studies.  Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements.  Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans with Disabilities Act of 1990.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sale opinion, Lender’s interests in the Collateral are not jeopardized.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection.  Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records, and to make copies and memoranda of Borrower’s books, accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Environmental Compliance and Reports.  (1) Comply in all respects with any and all Environmental Laws; (2) not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity in violation of any environmental law, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; and (3) furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to tile environment and/or other natural resources.

Key Contracts and SEDA.  Will perform its obligations under its Key Contracts, and will promptly notify Lender of any default thereunder whether by Borrower or any other party thereto; and will cause Parent to perform its obligations under the SEDA and will promptly notify Lender of any default thereunder whether by Parent or any other party thereto.

SEC Reporting.  Will cause all of the information and reports filed by the Parent with the United States Securities and Exchange Commission and/or any other governmental authority to be true and accurate and not misleading in any material respect; and will cause the Parent to comply with all applicable securities laws and rules.

Patents.  Will keep in full force and effect its Patents, and will use commercially reasonable efforts to prosecute and defend its rights therender

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, Security Agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests, including but not limited to filings required to be made in foreign jurisdictions with respect to the Patents.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s Interest in the Collateral or if Borrower falls to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, Security Interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (1) be payable on demand; (2) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (A) the term of any applicable insurance policy or (B) the remaining term of the Note; or (3) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens.  (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume additional indebtedness for borrowed money, including capital leases, in excess of the aggregate amount of $200,000.00, (2) sell, transfer, mortgage; assign, pledge, lease, grant a Security Interest in, or encumber any of Borrower’s property or assets (except as allowed as Permitted Liens) including but not limited the Key Contracts and Patents, or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations.  (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock); provided, however, that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties.  (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements.  Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

Key Contracts.  Borrower will not amend, modify, or change in any material respect, or terminate, any Key Contract without the prior written notice to Lender.  In no event shall Borrower assign, transfer, or convey to any party any right, title or interest in the Key Contracts, including any collateral assignment thereof.

SEDA.  Borrower will not amend, modify, or change in any material respect, or terminate the SEDA, nor shall Borrower permit the Parent to draw down more than $9 million in aggregate funds under the SEDA (it being understood that this is intended to maintain availability of at least $6 million under the SEDA at all times).

Distributions and Dividends.  Borrower shall not make distributions and/or dividends to its Parent, nor make other payments to its Parent outside the ordinary course of business.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make any Advances or to disburse Loan proceeds if: (1) an Event of Default has occurred or the Borrower, Parent or any Guarantor is otherwise in default under the terms of this Agreement, any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (2) Borrower, Parent or any Guarantor dies, becomes incompetent, or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (3) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of Parent or any Guarantor, or in the value of any Collateral securing any loan.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future; provided, however, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Loan.

Note Default.  Any Event of Default under the Note or any Related Document.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and such failure shall continue for a period of fifteen (15) days.

Default in Favor of Third Parties.  Borrower, Parent or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s, Parent’s or any Grantor’s property or

Borrower’s, Parent’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished, or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected Security Interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings.  The commencement of foreclosure or forfeiture proceedings against any collateral securing the Loan, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to Guarantor of any of the Indebtedness, or Guarantor revokes or disputes the validity of, or liability under, the Guaranty.

Change in Ownership.  Any change in ownership of fifty-one percent (51%) or more of the common stock of Borrower or Parent, or any other change in control transaction involving the Borrower or Parent. DISCUSS

Adverse Change.  A material adverse change occurs in Borrower’s or Parent’s financial condition.

Key Contracts.  Any default or material breach by any party to a Key Contract, or any amendment, modification or change in any material respect to, or termination of, any Key Contract effectuated without the prior consent of Lender (which consent may be withheld in Lender’s sole and absolute discretion).

SEDA.  Any default or material breach by any party to the SEDA, or any amendment, modification or change to or termination of the SEDA effectuated without the prior consent of Lender (which consent may be withheld in Lender’s sole and absolute discretion).

Flavin’s Personal Undertaking.  Any revocation, termination, invalidity or breach of Flavin’s Personal Undertaking.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of lender under this Agreement, the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower; provided, however, that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement upon any Event of Default.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the loan to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, subject to a confidentiality agreement acceptable to Borrower, to anyone or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.  Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests (each, a “Participation Agreement”).  Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan, subject to the terms and conditions of any Participation Agreement, irrespective of the failure or insolvency of any holder of any interest in the Loan.  Borrower further agrees that the purchaser of any such participation interests may enforce any additional rights that Lender may have against Borrower, subject to the terms of any Participation Agreement.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Illinois.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of DuPage County, State of Illinois.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower.  To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and, assigns.  Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the lime each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any Jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code of the State of Illinois.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Abbott License Agreement.  The words “Abbott License Agreement” shall mean that certain License Agreement, dated as of December 13, 2004, by and between Abbott Labs and Borrower, as amended and modified from time to time.

Advance.  The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement.  The word “Agreement” means this Amended and Restated Business Loan Agreement, as this Amended and Restated Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Amended and Restated Business Loan Agreement from time to time.

ALS Pledge Agreement.  The words “ALS Pledge Agreement” mean that certain amended and restated commercial pledge agreement dated as of the date hereof by and between ALS Ventures, LLC and Lender, as amended or modified from time to time.

Borrower.  The word “Borrower” has the meaning set forth in the Preamble to this Agreement.

Borrower’s Agreement to Provide Insurance.  The words “Agreement to Provide Insurance” mean that certain agreement to provide insurance dated as of the date hereof by and between Borrower and Lender, as amended and restated from time to time

Borrower’s Collateral Assignment of Key Contracts.  The words “Borrower’s Collateral Assignment of Key Contracts” mean that certain collateral assignment of key contracts dated as of the date hereof by and between Borrower and Lender, as amended or modified from time to time.

Borrower’s Collateral Assignment of Patents.  The words “Borrower’s Collateral Assignment of Patents” mean that certain collateral assignment of patents dated as of the date hereof by and between Borrower and Lender, as amended or modified from time to time.

Borrower’s Security Agreement.  The words “Borrower Security Agreement” mean that certain amended and restated commercial security agreement dated as of the date hereof by and between Borrower and Lender, as amended or modified from time to time.

Collateral.  The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a Security Interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection ,of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the DEFAULT section of this Agreement.

Flavin’s Personal Undertaking.  The words “Flavin’s Personal Undertaking” mean that certain personal undertaking of Dr. Michael Flavin dated as of the date hereof with respect to the SEDA and the maintenance of available funds.

GAAP.  The word “GAAP” means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

Grantor.  The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor.  The word “Guarantor” shall mean the Parent pursuant to the Parent’s Guaranty as well as any other party that guarantees the Indebtedness of the Borrower.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present a potential hazard to human health or the environment when improperly used, treated, stored. disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Key Contracts.  The words “Key Contracts” mean the Abbott License Agreement, the Wyeth License Agreement, and the Office Lease.

Landlord.  The word “Landlord” means BioStart Property Group, LLC.

Landlord’s Estoppel Certificate.  The words “Landlord’s Estoppel Certificate” means that certain estoppel certificate dated as of the date hereof executed by the Landlord with respect to the Office Property.

Landlord’s SNDA.  The words “Landlord’s SNDA” mean that certain subordination and non-disturbance agreement dated as of the dated hereof by and between the Landlord, Borrower and Lender.

Lender.  The word “Lender” has the meaning set forth in the Preamble to this Agreement.

Loan.  The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Loan Advance or Advance.  The words “Loan Advance” or “Advance” mean any Advance on any Loan.

Note.  The word “Note” means that certain Amended and Restated Promissory Note, dated as of even date herewith executed by Borrower in favor of Lender in the principal amount of $10,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note.

Office Lease.  The words “Office Lease” mean that certain lease dated as of July 7, 2003 by and between Landlord and Borrower with respect to the Office Property, as amended or modified from time to time.

Office Property.  The words “Office Property” mean the Borrower’s offices located at 1440 Davey Road, Woodridge, Illinois 60517

Parent.  The word “Parent” means Advance Life Sciences Holdings, Inc., a Delaware corporation and its successors in interest.

Parent’s Agreement to Provide Insurance.  The words “Parent’s Agreement to Provide Insurance” means that certain agreement to provided insurance dated as of the date hereof by the between the Parent and Lender, as amended or modified from time to time.

Parent’s Guaranty.  The words “Parent’s Guaranty” mean that certain commercial guaranty dated as of the date hereof issued by the Parent in favor of the Lender, as amended or modified from time to time.

Patents.  The word “Patents” means any patent or patent application of Borrower including those patents reference on Schedule A attached hereto.

Parent’s Pledge Agreement.  The words “Parent’s Pledge Agreement” means that certain commercial pledge agreement dated as of the date hereof by and among the Parent, Borrower and Lender, as amended or modified from time to time.

Parent’s Security Agreement.  The words “Parent’s Security Agreement” mean that certain commercial security agreement dated as of the date hereof by and between Parent and Lender, as amended or modified from time to time.

Participation Agreement.  The words “Participation Agreement” have the meaning set forth in the “Consent to Loan Participation” section of this Agreement.

Permitted Liens.  The words “Permitted Liens” mean (1) liens and Security Interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money Security Interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and Security Interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and Security Interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Principal Office.  The words “Principal Office” has the meaning set forth in the “Organization” section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement.  The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.  The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

SEDA.  The word “SEDA” means that certain Standby Equity Distribution Agreement dated as of

September 29, 2008 by and between Parent and YA Global Investments, L.P.

Warrants.  The word “Warrants” means those certain warrants to be issued by Parent to Lender or its designee.

Wyeth License Agreement.  The words “Wyeth License Agreement” mean that certain license agreement dated as of September 29, 2008 by and between Wyeth Labs and Borrower, as amended and restated form time to time.

YA Global Investment’s Consent.  The words “YA Global Investment’s Consent and Acknowledgement” means that certain consent and acknowledgement dated as of the date hereof by YA Global Investments, L.P. with respect to the Borrower’s obligation to maintain excess borrowings under the SEDA.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amended and Restated Loan Agreement to be executed by their respective authorized officers as of the date first written above.

BORROWER:

ADVANCED LIFE SCIENCES, INC.

By:	/s/ John L. Flavin
John L. Flavin, President

LENDER:

THE LEADERS BANK

By:	/s/ John Prosia
John Prosia, Executive Vice President